CONSULTING AGREEMENT
                              --------------------

         CONSULTING AGREEMENT dated this 13th day of December 2004 by and among ProQuest Company (the "Company"), VEL Acquisition Corp., a Texas corporation ("Merger Sub"), Voyager Expanded Learning, Inc., a Texas corporation ("Voyager"), and Randy Best ("Best").

                                  WITNESSETH:

         WHEREAS, Best is employed by Voyager as its Chief Executive Officer.

         WHEREAS, pursuant to an Agreement and Plan of Merger dated as of December 13, 2004 ("Merger Agreement"), Voyager will be merged with Merger Sub, which is an indirect subsidiary of the Company.

         WHEREAS, upon the completion of the merger, the parties desire to terminate Best's employment relationship with Voyager and to enter into a consulting relationship with the Company and Voyager upon the terms and conditions set forth in this Consulting Agreement and to bind Best to certain restrictive covenants in favor of the Company and Voyager as set forth in the Non-Disclosure, Non-Solicitation and Non-Competition Agreement (the "Non-Compete Agreement") attached as Exhibit A.

         NOW, THEREFORE, in consideration of the mutual premises and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

         1. Effective Date. This Consulting Agreement shall be effective upon completion of the merger of the Merger Sub with Voyager, which is defined as the "Effective Time" in the Merger Agreement (the "Effective Date"). Simultaneously with the execution of this Consulting Agreement, Best shall execute the

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Non-Compete Agreement. In the event that the merger does not close by such time as contemplated by the Merger Agreement, the Consulting Agreement shall terminate and become void.

         2. Consulting Period. The Company and Voyager agree to retain Best as a consultant to provide the services described in Section 4 below from the Effective Date until the second anniversary of the Effective Date (the "Consulting Period"), as provided in this Consulting Agreement, subject to earlier termination under Section 6 below.

         3. Services as a Director. The Company shall endeavor to cause Best to be nominated as a director of the Company's Board of Directors, and, if elected, Best will serve as a director for a term of not less than two years. Best shall receive compensation for services provided as a director as per the Company's director compensation program as in effect from time to time. Best shall be required to travel to attend Board meetings, and shall be entitled reimbursement for travel expenses as per the Company's reimbursement policies applicable to all directors.

         4. Consulting Services. During the Consulting Period, Best shall perform such duties as reasonably requested by Voyager and the Company (including--where requested by senior management--attending meetings in person), including assisting the Company and its senior management in their efforts (a) to retain and develop client and referral sources, (b) making major sales calls at the federal, state, and district levels, (c) developing of a "new account" strategy, (d) developing of a government relations strategy at the federal and state level, (e) introducing and transiting contacts for Voyager's business and
(f) performing transition and integration services related to the businesses of the Company and Voyager with Best's named successor at Voyager and the Company's senior management team as reasonably requested (collectively, the "Consulting Services"). Best agrees to be available up to eight days per month for the first

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six months of the Term to perform the Consulting Services, and up to sixteen days every three months during the last eighteen months of the Term to perform the Consulting Services. The Consulting Services will be performed at such times as are reasonably requested by the Company after reasonable consultation with Best. Best shall provide these services in Dallas, Texas, provided that Best shall be required to travel for business and client meetings as reasonably requested by the Company.

         5. Fees. As compensation for the Consulting Services, the Company or Voyager shall Best $40,000 per month for the first six months of the Term and $26,666 per month for the last eighteen months of the Term. Fees shall be paid monthly in arrears. Best shall provide his own health and other insurance coverages. Best shall not be entitled to participate, and shall not participate, in any employee benefit plan providing benefits to Company or Voyager employees, whether presently in force or adopted subsequent to this Consulting Agreement. All reasonable and necessary business expenses incurred by Best in the performance of the Consulting Services shall be promptly reimbursed by the Company in accordance with the Company's standard expense reimbursement policies applicable to independent contractors, provided that such expenses are approved in advance by the Company.

         6. Termination. This Consulting Agreement may terminate prior to the second anniversary of the Effective Date due to any of the events described below. In the event that this Consulting Agreement terminates under this Section 6, Best shall only be entitled to accrued but unpaid consulting fees under
Section 5 above as of the termination date and compensation attributable to his services as a director under the Company's director compensation programs.

                  (a) This Consulting Agreement shall terminate immediately upon the death of Best.

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                  (b) The Company may terminate this Consulting Agreement for any reason upon providing sixty (60) days' advance written notice to Best.

                  (c) Best may terminate this Consulting Agreement and be released from providing services to the Company for the remainder of the Consulting Period only for "Good Reason," which shall be found if, and only if, the Company engages in a material breach of its obligations under this Consulting Agreement which is not remedied by the Company within forty five (45) days after receipt of notice thereof given by Best. Notwithstanding the foregoing, it is agreed between the parties that "Good Reason" shall include a change in the management of ProQuest Company that results in Alan Aldworth no longer being employed by the Company. A termination of this Consulting Agreement by Best for "Good Reason" under this Section 6(c) shall be accomplished by giving the Company's Chief Executive Officer, General Counsel and Senior Vice President of Human Resources written notice of the termination, setting forth in reasonable detail the specific conduct of the Company that constitutes Good Reason. An event shall not be deemed to constitute Good Reason if Best fails to deliver such notice of termination for Good Reason within twenty days of Best's actual knowledge of such event.

         7. Status. Best acknowledges and agrees that his status at all times during the Consulting Period shall be that of an independent contractor, and that he may not, at any time, act as a representative for or on behalf of the Company or Voyager for any purpose or transaction, and may not bind or otherwise obligate the Company or Voyager in any manner whatsoever without obtaining the prior written approval of an authorized representative of the Company or Voyager. Best hereby waives any rights to be treated as an employee or deemed employee of the Company or any of its affiliates for any purpose following his termination of employment at the Effective Date. The parties hereby acknowledge

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and agree that the compensation provided for in Section 5 shall represent fees for Best's Consulting Services as an independent contractor, and shall be paid without any deductions or withholdings for taxes. Best further acknowledges that the Company and Voyager make no warranties as to any tax consequences regarding payment of compensation under this Consulting Agreement, and specifically agrees that the determination of any tax liability or other consequences of the payment set forth above is his sole and complete responsibility and that Best will pay all federal, state and local taxes, if any, assessed on such payments.

         8. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Consulting Agreement to the substantive law of another jurisdiction.

         9. Assignability. Best may not assign or transfer this Consulting Agreement or any of Best's rights, duties or obligations hereunder. The Company, Voyager or both may assign this Consulting Agreement to any affiliate thereof or to any person or entity acquiring all or substantially all of the assets (by merger or otherwise) of the Company, Voyager or any such affiliate so long as such person, entity or affiliate assumes the Company's obligations hereunder.

         10. Entire Agreement. This Consulting Agreement and the Non-Compete Agreement constitute the full and complete understanding and agreement of the parties hereto with respect to engaging Best as a consultant to the Company and Voyager. This Consulting Agreement may not be changed or amended orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. (a) Notice. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,


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                  if to the Company or Voyager, to:

                  ProQuest Company
                  300 N. Zeeb Rd
                  Ann Arbor, Michigan 48103

                  Attention:  Todd W. Buchardt
                  Facsimile:  (734) 997-4040

                  with a copy (which shall not constitute notice) to:


                  McDermott, Will & Emery LLP
                  227 West Monroe Street, Suite 4700
                  Chicago, Illinois 60606
                  Attention:  Grant A. Bagan, P.C.
                  Facsimile:  (312) 984-7700

                  if to Best, to:

                  R. Best Associates, Inc. 2200 Ross Avenue, Suite 3800 Dallas, Texas 75201 Attention: Randy Best Facsimile: (214) 468-0717

                  with a copy (which shall not constitute notice) to:

                  Carrington, Coleman, Sloman & Blumenthal, L.L.P. 200 Crescent Court, Suite 1500

                  Dallas Texas, 75201
                  Attention: Jim Watson

                   Facsimile: (214) 840-0113

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

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         11. Divisibility. If any one or more of the provisions of this
Consulting Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions and other application thereof shall not in any way be affected or impaired.

         12. Survival. All of the Company's and Best's obligations hereunder shall survive the termination of this Consulting Agreement.

         13. Counterparts. This Consulting Agreement may be executed in counterparts, each of which shall be deemed an original, all of which shall together constitute one and the same Consulting Agreement.

         IN WITNESS WHEREOF, the undersigned have duly executed this Consulting Agreement as of the day and year first above written.


                                            /s/ Randy Best
                                            ------------------------------------
                                            Randy Best

                                            PROQUEST COMPANY

                                            /s/ Alan Aldworth
                                            ------------------------------------
                                            By:  Alan Alworth
                                                --------------------------------
                                            Its: Chief Executive Officer
                                                --------------------------------


                                            VOYAGER EXPANDED LEARNING, INC.


                                            ------------------------------------
                                            By:
                                                --------------------------------
                                             Its:
                                                --------------------------------


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                                            VEL ACQUISITION CORP.


                                            ------------------------------------
                                            By:
                                                --------------------------------
                                             Its:
                                                --------------------------------






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